Exhibit 3.70

State of Delaware
Office of the Secretary of State

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF “CADBURY SCHWEPPES INC.”, FILED IN THIS OFFICE ON THE THIRTIETH DAY OF DECEMBER, A.D. 1986, AT 1:15 O’CLOCK P.M.

/s/ Edward J. Freel

0932878 8100 971354989	Edward J. Freel, Secretary of State AUTHENTICATION: 8713849 DATE: 10-21-97

RESTATED CERTIFICATE OF INCORPORATION
of
CADBURY SCHWEPPES INC.
(a Delaware corporation)
          We, James P. Schadt and Michael A.C. Clark, President and Secretary, respectively, of CADBURY SCHWEPPES INC., do hereby certify under the seal of the Corporation as follows:
          1. That the name of the Corporation is CADBURY SCHWEPPES INC.
          2. That the Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on the 2nd day of March, 1982, under the name CADBURY SCHWEPPES PRODUCTS, INC.
          3. That the amendment to the Certificate of Incorporation effected by this Certificate is as follows:
To amend Article FOURTH thereof by increasing the number of authorized shares of capital stock of the Corporation, creating a class of Preferred Stock and setting forth the relative designations, preferences, privileges and voting powers of the Common Stock and the Preferred Stock, to redesignate Articles SIXTH, SEVENTH, EIGHTH, NINTH and TENTH as Articles FIFTH, SIXTH, SEVENTH, EIGHTH and NINTH, respectively, to reflect the deletion of former Article FIFTH naming the incorporator of the Corporation, to amend the newly designated Article SEVENTH (formerly Article EIGHTH) thereof to expand the scope of indemnification of the directors and officers of the Corporation by the Corporation on a basis consistent with that presently permitted under Section 145 of the General Corporation Law of the State of Delaware and to amend the newly designated Article EIGHTH (formerly Article NINTH) thereof by providing that all moneys and other assets to which stockholders are otherwise entitled on account of dividend and redemption payments for the Preferred Stock, in addition to dividends on the Common Stock (as already provided under the newly designated Article SEVENTH (formerly Article EIGHTH)

prior to the effectiveness of this Restated Certificate of Incorporation), shall revert to the Corporation if the same are unclaimed for six years.
          4. That this Restated Certificate of Incorporation has been duly adopted in accordance with Sections 141, 228, 242 and 245 of the General Corporation Law of the State of Delaware and the By-Laws of the Corporation.
          5. That the text of the Certificate of Incorporation of the Corporation, as amended, is hereby restated as further amended by this Certificate to read in full as follows:
RESTATED CERTIFICATE OF INCORPORATION
OF
CADBURY SCHWEPPES INC.
          FIRST: The name of the Corporation is CADBURY SCHWEPPES INC.
          SECOND: The location of the registered office of the Corporation in the State of Delaware is at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of the registered agent of the Corporation in the State of Delaware at such address upon whom process against the Corporation may be served is The Corporation Trust Company.
          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.
          FOURTH: The total number of shares of capital stock which the Corporation shall be authorized to issue is thirteen thousand, five hundred (13,500) shares of which three thousand, five hundred (3,500) shares shall be preferred stock of the par value of one thousand dollars ($1,000.00) per share (the “Preferred Stock”), and ten thousand (10,000) shares shall be common stock of the par value of one dollar ($1.00) per share (the “Common Stock”). The designations, preferences, privileges and voting powers of the shares of each class and the restrictions or qualifications thereof are as follows:
     (a) (i) The holders of shares of the Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, non-cumulative dividends thereon at the rate of six percent (6%) of the par value thereof per annum (the “Pre-Option Dividend Rate”) and no more, payable in cash in equal quarterly installments on the first Business Day of January, April, July and October in each year. (As used herein, “Business Day” means any day, other than a Saturday or Sunday or a day on which commercial banks in The City of New York are required or authorized to be closed.)
     (ii) Any holder of any outstanding shares of Preferred Stock who is not an affiliate of the Corporation (i.e., a person or entity controlled by, controlling or under common control with the Corporation) shall have the option (the “Option”), excercisable at any time, to elect to receive, in lieu of non-cumulative, quarterly, dividends at the rate of six percent (6%) of the par value thereof per annum as set forth in Article FOURTH (a)(i) above, cumulative quarterly dividends, when and as declared by the Board of Directors in accordance with the requirements of this Article FOURTH (a)(ii), out of funds legally available therefor, at a rate equal to the Post-Option Dividend Rate (as defined below), payable on the same days on which dividends were payable prior to exercise of the Option. (Preferred Stock prior to the exercise of the Option is referred to herein as the “Pre-Option Preferred Stock”; Preferred Stock subsequent to the exercise of the Option is referred to herein as the “Post-Option Preferred Stock”.) The Option may be exercised by any such holder of Preferred Stock by giving written notice thereof to the Corporation, which notice shall specify that number of shares of Preferred Stock as to which the Option is being exercised and shall be effective upon receipt by the Corporation. Dividends on Post-Option Preferred Stock shall be declared by the Board of Directors to the extent of the Corporation’s current earnings for the applicable Post-Option Dividend Period (as defined below), with the determination of the Corporation’s current earnings to be made by the Board of Directors of the Corporation, and such dividends shall be cumulative as provided in Article FOURTH (b)(ii) below. In case the dividends payable with respect to shares of Post-Option Preferred Stock are not paid in full on any dividend payment date, the shares of Post-Option Preferred Stock shall share ratably in the payment of dividends, including accumulations, if any, actually made by the Corporation in accordance with the amounts which would be payable if all amounts payable were paid in full.
     (iii) The dividend rate (the “Post-Option Dividend Rate”) on shares of Post-Option Preferred Stock shall be determined for each quarterly dividend period (hereinafter referred to as a “Post-Option Dividend Period”) beginning with the quarterly dividend period in which the Option is exercised as follows: The Post-Option Dividend Rate for any Post-Option Dividend Period shall be equal to the rate published as the Shearson Lehman Brothers Auction-Rate Preferred Index (the “Index”) on the preceding quarterly dividend payment date (each such date, a “Determination Date”). If the Index is not published as of any Determination Date, the Post-Option Dividend Rate for the applicable Post-Option Dividend Period shall be equal to the “AA” Composite Commercial Paper Rate on such Determination Date. For this purpose the “AA” Composite Commercial Paper Rate, on any Determination Date, means (i) the interest equivalent of the 60-day rate on commercial paper placed on behalf of issuers whose corporate bonds are rated “AA” by Standard & Poor’s Corporation (“S&P”), or the equivalent of such rating by S&P or another rating agency, as such 60-day rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such Determination Date, or (ii) in the event that the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the interest equivalent of the 60-day rate on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by The First Boston Corporation, Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith, Incorporated or, in lieu of any thereof, their respective affiliates or successors (the “Commercial Paper Dealers”) for the close of business on the Business Day immediately preceding such Determination Date. If any Commercial Paper Dealer does not quote a rate required to determine the “AA” Composite Commercial Paper Rate, the “AA” Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial Paper Dealers and any substitute or substitutes, therefor selected by the Corporation in good faith to provide such rate or rates not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers, as the case may be, or, if the Corporation does not select any such substitute or substitutes, by the remaining Commercial Paper Dealer or Commercial Paper Dealers. For purposes of this definition, the “interest equivalent” of a rate stated on a discount basis (a “discount rate”) for commercial paper of a given days’ maturity shall be equal to the quotient of (A) the discount rate divided by (B) the difference between (x) 1.00 and (y) a fraction the numerator of which shall be the product of the discount rate times the number of days in which such commercial paper matures and the denominator of which shall be 360. If the rate obtained by the Corporation is quoted on another basis, the Corporation shall convert the quoted rate to its interest equivalent.
     (iv) If an exercise of the Option with respect to any shares of Preferred Stock becomes effective on any day other than the first day of a quarterly dividend period, then for purposes of calculating the amount of dividends payable with respect to such shares for such quarterly dividend period, such shares shall be treated as shares of Pre-Option Preferred Stock for the period prior to the effectiveness of the Option exercise (with any dividend payable on Pre-Option Preferred Stock for such period to be pro-rated accordingly) and as Post-Option Preferred Stock for the period from and after the effectiveness of the Option exercise (with the cumulative dividend thereon to be calculated as provided in the next sentence). The amount of dividends per share of the Post-Option Preferred Stock payable for any Post-Option Dividend Period or part thereof shall be computed by multiplying the Post-Option Dividend Rate applicable to such Post-Option Dividend Period by a fraction the numerator of which shall be the number of days in such Post-Option Dividend Period or part thereof (calculated by including the first day of any such Post-Option Dividend Period as part thereof but excluding the last day thereof), as the case may be, such share was outstanding and the denominator of which shall be 360 and multiplying the rate so obtained by $1,000. All dollar amounts used in or resulting from such calculations shall be rounded up to the nearest cent (with 0.5 cent being rounded up).
     (v) Each dividend with respect to the Preferred Stock shall be paid to the holders thereof as their names appear on the stock books of the Corporation on such date, not less than ten days and not more than fifteen days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation. Cumulative dividends with respect to Post-Option Preferred Stock which are in arrears for any past quarterly dividend period may be declared and paid at any time, without reference to any regular dividend payment date. The persons entitled to such dividend payments shall be the holders whose names appear on the stock books of the Corporation on a date, not less than ten days and not more than fifteen days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation. Any dividend payment made on shares of Post Option Preferred Stock shall first be credited against the earliest accrued but unpaid dividends due with respect to shares of Post-Option Preferred Stock.
(b) (i) After all cumulative dividends upon any and all preferred stock of the Corporation other than the Preferred Stock issued and outstanding at time the Option is first exercised by any holder of shares of the Preferred Stock, which preferred stock is, by the terms thereof, explicitly senior to Post-Option Preferred Stock (such other preferred stock, the “Senior Preferred Stock”), shall have been paid for all past quarterly dividend periods or a sum sufficient for such purpose shall have been set aside by the Corporation, and after, or concurrently with, making payment of, or provision for, full dividends upon all such Senior Preferred Stock for the current quarterly dividend period, then, and not otherwise, dividends may be declared upon, and paid to, the holders of Post-Option Preferred Stock, to the exclusion of the holders of such Senior Preferred Stock.
     (ii) After all cumulative dividends upon all issued and outstanding Post-Option Preferred Stock shall have been paid for all past quarterly dividend periods or a sum sufficient for such purpose shall have been set aside by the Corporation, and after, or concurrently with, making payment of, or provision for, full dividends upon all Post-Option Preferred Stock for the current quarterly dividend period, then, and not otherwise (except as provided in Article FOURTH (b)(i) above), dividends may be declared upon, and paid to, the holders of any and all preferred stock other than the Pre-Option Preferred Stock (the “Other Preferred Stock”) to the exclusion of the holders of any Senior Preferred Stock or of the Post-Option Preferred Stock.
     (iii) After all cumulative dividends upon any and all issued and outstanding Other Preferred Stock of the Corporation shall have been paid for all past quarterly dividend periods or a sum sufficient for such purpose shall have been set aside by the Corporation, and after, or concurrently with, making payment of, or provision for, full dividends upon any and all Other Preferred Stock for the current quarterly period, then, and not otherwise, dividends may be declared upon, and paid to, the holders of the Pre-Option Preferred Stock, to the exclusion of the holders of any Senior Preferred Stock, Post-Option Preferred Stock or Other Preferred Stock.
     (iv) After all cumulative dividends upon all issued and outstanding preferred stock of the Corporation, including, without limitation, the Post-Option Preferred Stock and the Pre-Option Preferred Stock, shall have been paid for all past quarterly dividend periods or a sum sufficient for such purpose shall have been set aside by the Corporation, and after, or concurrently with, making payment of, or provision for, full dividends upon all such issued and outstanding preferred stock of the Corporation for the current quarterly dividend period, then, and not otherwise, dividends may be declared upon, and paid to, the holders of the Common Stock, to the exclusion of the holders of all such preferred stock.
     (v) Notwithstanding the foregoing, dividends may not be declared upon, or paid to the holders of, a class of stock at any time when the Corporation shall have failed to make a mandatory redemption of shares of any other class of stock which ranks prior to such class in the payment of dividends unless and until such failure to redeem shall have been cured.
     (vi) The provisions of Article FOURTH (b) (i)-(v) above shall not be deemed to restrict the declaration or payment of any dividend on any class of stock payable solely in shares of Common Stock or other stock ranking junior to all then outstanding classes of preferred stock of the Corporation in the payment of dividends and the distribution of assets of the Corporation upon any liquidation, dissolution or winding-up of the Corporation (whether voluntary or involuntary).
     (vii) Shares of :any class of stock may not be purchased by or for the account of the Corporation at any time when dividends may not be declared upon, or paid to the holders of, such class of stock pursuant to the provisions of this Article FOURTH (b).
     (c) (i) After payment in full to the holders of any and all Senior Preferred Stock of the Corporation of all amounts due such holders on account of such Senior Preferred Stock from the Corporation upon any liquidation, dissolution or winding-up of the Corporation (whether voluntary or involuntary), and not otherwise, the holders of the Post-Option Preferred Stock shall be entitled to receive and be paid from the assets of the Corporation, whether from capital, surplus or earnings, the sum of one thousand dollars ($1,000.00) for each share of such Post-Option Preferred Stock together with an amount equal to all accrued and unpaid cumulative dividends thereon (with interest thereon accruing at the Post-Option Dividend Rate from the date of the scheduled payment thereof to the date of actual payment).

     (ii) After the payment in full to the holders of any and all Senior Preferred Stock and Post-Option Preferred Stock of the Corporation of all amounts due such holders on account of such Senior Preferred Stock and the Post-Option Preferred Stock from the Corporation upon any liquidation, dissolution or winding-up of the Corporation (whether voluntary or involuntary), and not otherwise, the holders of any Other Preferred Stock of the Corporation shall be entitled to receive and be paid from the assets of the Corporation all amounts due the holders of such Other Preferred Stock of the Corporation on account of such Other Preferred Stock upon such liquidation, dissolution or winding-up of the Corporation.
     (iii) After payment in full to the holders of any and all Senior Preferred Stock, Post-Option Preferred Stock and Other Preferred Stock of the Corporation of all amounts due such holders on account of such Senior Preferred Stock, Post-Option Preferred Stock and Other Preferred Stock from the Corporation upon any liquidation, dissolution or winding-up of the Corporation (whether voluntary or involuntary), and not otherwise, the holders of the Pre-Option Preferred Stock shall be entitled to receive and be paid from the assets of the Corporation, whether from capital, surplus or earnings, the sum of one thousand dollars ($1,000) for each share of such Pre-Option Preferred Stock together with an amount equal to all declared and unpaid dividends thereon (with interest thereon accruing at the Pre-Option Dividend Rate from the date of the scheduled payment thereof to the date of actual payment).
     (iv) After the payment in full to the holders of all preferred stock of the Corporation, including, without limitation, the Post-Option Preferred Stock and the Pre-Option Preferred Stock, of the aforesaid sums, and not otherwise, the remaining assets and funds of the Corporation shall be divided among and paid to the holders of the Common Stock of the Corporation, to the exclusion of the holders of all preferred stock of the Corporation.
     (v) If upon any liquidation, dissolution or winding-up of the Corporation (whether voluntary or involuntary), the assets of the Corporation available for distribution among the holders of any outstanding class of stock of the Corporation (and of any other class of stock of the Corporation ranking for such purpose on a parity with such class) in accordance with the provisions of Article FOURTH (c) (i)-(iv) above, and treating the Pre-Option Preferred Stock and the Post-Option Preferred Stock as separate classes for this purpose, shall be insufficient to permit the payment in full to such holders of the amounts to which they are entitled pursuant to such paragraphs, then such available assets shall be distributed among the holders of shares of such class (and of any other class ranking for such purpose on a parity therewith) ratably in proportion to the full amounts to which they would otherwise be entitled pursuant to such paragraphs.
     (vi) A reorganization, consolidation or merger of the Corporation (in whatever manner effected, including the sale or transfer of its assets) shall not be regarded as a voluntary liquidation, dissolution or winding up of the Corporation for purposes of this Article FOURTH (c).
          (d) Each share of Post-Option Preferred Stock shall be mandatorily redeemed by the Corporation on the later of (i) the tenth anniversary of the first issuance of the Preferred Stock or (ii) eighteen (18) months after the exercise of the Option with respect to such share, for an amount equal to the par value thereof plus all accrued and unpaid cumulative dividends (including, if applicable a partial dividend to the date of redemption), if any, with respect thereto (with interest thereon accruing at the Post-Option Dividend Rate from the date of the scheduled payment thereof to the date of redemption). From and after the redemption date, unless default shall be made by the Corporation in providing the funds for redemption or in setting such funds aside separate and apart from the Corporation’s other funds in trust for the holders of the shares to be so redeemed, dividends on each such share of Post-Option Preferred Stock shall cease to accrue and said share shall no longer be deemed to be outstanding, and all rights of the holder thereof in respect of such share shall cease except the right to receive payment in the amount indicated above, payable upon surrender of the certificate representing such share, without interest.

(e) (i) The Corporation, at the option of the Board of Directors, may redeem the whole or any part of the issued and outstanding Pre-Option Preferred Stock or Post-Option Preferred Stock at any time, or from time to time, for an amount equal to the aggregate par value of the shares to be so redeemed together with an amount equal to all accrued and unpaid dividends thereon (including, in the case of Post-Option Preferred Stock, all accrued and unpaid cumulative dividends, including, if applicable, a partial dividend to the date of redemption), with interest on all such accrued and unpaid dividends accruing at the Pre-Option Dividend Rate or the Post-Option Dividend Rate, as applicable, from the date of the scheduled payment thereof to the date of redemption. In the event that less than all the issued and outstanding shares of the Pre-Option Preferred Stock or the Post-Option Preferred Stock, as applicable, are to be so redeemed, the shares to be redeemed shall be selected by lot. Written notice of such redemption, stating the number of shares to be redeemed and the date upon which and the place at which certificates representing the shares to be redeemed shall be surrendered, shall be given not less than fifteen (15) and not more than sixty (60) days prior to the redemption date to each holder of such shares at its or his address as it appears on the books of the Corporation. If fewer than all shares held by any holder of the Pre-Option Preferred Stock or the Post-Option Preferred Stock are to be redeemed, the notice given to such holder shall also specify the number of shares to be redeemed from such holder. From and after the redemption date, unless default shall be made by the Corporation in providing the funds for redemption or in setting such funds aside separate and apart from the Corporation’s other funds in trust for the holders of the shares to be so redeemed, dividends on the shares so redeemed shall cease to accrue and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof in respect of such shares shall cease except for the right to receive payments in the amount indicated above, payable upon surrender of the certificates representing such shares, without interest. In case fewer than all the shares represented by any such certificate are to be redeemed, a new certificate shall be issued representing the unredeemed shares, without cost to the holder of such shares. In the case of Pre-Option Preferred Stock for which notice of redemption as provided in this Article FOURTH (e)(i) has been given by the Corporation as aforesaid, the right to exercise the Option with respect to such Preferred Stock shall cease upon the giving by the Corporation of such notice of redemption.
     (ii) Notwithstanding the foregoing, if dividends in full on all outstanding shares of Post-Option Preferred Stock for all prior quarterly dividend periods and the current quarterly dividend period have not been paid or been declared and a sum sufficient for such payment set aside by the Corporation, (A) the Corporation may not redeem any shares of Preferred Stock unless all outstanding shares of Post-Option Preferred Stock are redeemed by the Corporation and (B) the Corporation may not redeem any shares of Other Preferred Stock or Common Stock or any shares of any class of stock ranking on a parity with or junior to the Post-Option Preferred Stock in the payment of dividends.
     (iii) Except as provided by Article FOURTH (b)(vii) above, nothing contained in this Amended and Restated Certificate of Incorporation shall limit any legal right of the Corporation to purchase or otherwise acquire any shares of Preferred Stock in privately negotiated transactions or otherwise; provided that no such purchase or other acquisition shall be made unless all accrued and unpaid dividends on all outstanding shares of Post-Option Preferred Stock shall have been paid or are being contemporaneously paid or set aside for payment.
          (f) Any shares of Preferred Stock redeemed pursuant to paragraph (d) or (e) above or otherwise acquired by the Corporation in any manner whatsoever shall be permanently retired immediately on the acquisition thereof and shall not under any circumstances be reissued, sold or transferred by the Corporation; and the Corporation may from time to time take appropriate action to reduce the authorized number of shares of the Preferred Stock accordingly.

(g) (i) Except as expressly otherwise provided by law, and as set forth in Article FOURTH (g)(ii) below, the holders of the Preferred Stock shall not be entitled to vote at any meeting of the stockholders or to receive notice of such meeting, all voting rights to the fullest extent permitted by law being vested exclusively in the holders of the Common Stock.
     (ii) If and whenever, for any reason whatsoever, dividends on any shares of Post-Option Preferred Stock at the time outstanding have not been paid for four or more consecutive quarterly dividend periods, then, until the Corporation shall have paid all dividends in arrears (with interest thereon accruing at the Post-Option Dividend Rate from the dates of the scheduled payment thereof), on all issued and outstanding shares of Post-Option Preferred Stock or set aside a sum sufficient for such purpose, the holders of record of the issued and outstanding shares of the Post-Option Preferred Stock, voting together for this purpose as a separate class, shall, at the annual meeting of the stockholders of the Corporation next held and at all subsequent annual meetings until all accrued and unpaid dividends on such Post-Option Preferred Stock shall have been so paid or set aside in full, have the right to elect two directors to the Board of Directors and the size of the Board, as it then exists pursuant to this Certificate or the By-Laws, shall be increased to give effect to such right. Except as provided below, any director elected by the holders of the Post-Option Preferred Stock pursuant hereto may be removed and any vacancy in the directorships created and existing at any time to give effect to the rights of the holders of such Post-Option Preferred Stock hereunder may be filled only by vote of the holders of such Post-Option Preferred Stock. Upon the payment or setting aside in full of all such accrued and unpaid dividends (with interest thereon at the Post-Option Dividend Rate from the dates of the scheduled payment thereof), the right of the holders of Post-Option Preferred Stock to elect two directors to the Board of Directors shall cease, subject, however, to revival whenever dividends on the Post-Option Preferred Stock shall again have not been paid for four or more consecutive quarterly dividend periods. Also upon the making or setting aside in full of all such dividend payments in arrears (with interest thereon at the Post-Option Dividend Rate from the dates of the scheduled payment thereof), the additional directors elected pursuant to the provisions hereof shall immediately resign or be removed from the Board, and the size of the Board shall be reduced accordingly.
          (h) Except as may otherwise be required by law, the shares of Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in the Amended and Restated Certificate of Incorporation of the Corporation. Except as specifically provided in this Article FOURTH, the shares of Preferred Stock are not convertible and shall have no preemptive or subscription rights.
          FIFTH: The Board of Directors of the Corporation shall have the power to make, alter and repeal the By-Laws of the Corporation, subject to the reserved power of the stockholders to make, alter and repeal By-Laws.
          Unless otherwise provided in the By-Laws of the Corporation, elections of directors need not be by written ballot.
          SIXTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class, of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.
          SEVENTH: Each person who at any time is or was a director or officer of the Corporation, and each other person who at any time is or was an employee, trustee or agent of the Corporation as to whom the Board of Directors has specifically approved the applicability of this Article, and is or was threatened to be or is or was made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee, trustee or agent, as the case may be, of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding to the full extent authorized under Section 145 of the General Corporation Law of the State of Delaware. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which such director, officer, employee, trustee or agent may be entitled, under any By-Law, agreement, vote of stockholders or disinterested directors, or otherwise.
          EIGHTH: Any and all right, title, interest and claim in or to any dividends declared by the Corporation, whether in cash, stock or otherwise, or any moneys set aside by the Corporation for the payment of the redemption price of Preferred Stock, which are unclaimed by the stockholder entitled thereto for a period of six (6) years after the close of business on the dividend payment date or the date of redemption, as the case may be, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends or moneys, together with any interest thereon which may be allowed by any bank or trust company with which such dividends or moneys may have been deposited during such time by the Corporation, in the possession of the Corporation, its transfer agents or other agents or depositaries shall at the end of such time become the absolute property of the Corporation, free and clear of any and all claims of any persons whatsoever.

          NINTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of

Incorporation are granted subject to the provisions of this Article NINTH.
     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly signed by James P. Schadt, President of the Corporation, and attested to by Michael A.C. Clark, Secretary of the Corporation, this 29th day of December, 1986.

CADBURY SCHWEPPES INC.
By:	/s/ James P. Schadt
James P. Schadt, President

[CORPORATE SEAL]
ATTEST:

/s/ Michael A.C. Clark
Michael A.C. Clark, Secretary

State
of
DELAWARE
Office of SECRETARY OF STATE
I, Glenn C. Kenton, Secretary of State of the State of Delaware, do hereby certify that the attached is a true and correct copy of Certificate of Ownership filed in this office on January 3, 1983.

/s/ Glenn C. Kenton
Glenn C. Kenton, Secretary of State

BY:	/s/ L. D. Burbage
DATE: January 25, 1984

Form 130

CERTIFICATE OF OWNERSHIP AND MERGER

of

DUFFY-MOTT COMPANY, INC.
(a Delaware corporation)

into

CADBURY SCHWEPPES PRODUCTS, INC.
(a Delaware corporation)

under

Section 253 of the Delaware General Corporation Law

10 am

FILED

JAN 3 1983

[signature]
SECRETARY OF STATE

Cadbury Schweppes Products, Inc. (the "Corporation") hereby certifies that:

1. The Corporation was incorporated on March 2, 1982 pursuant to the General Corporation Law of the State of Delaware.

2. The Corporation is the owner of all of the outstanding shares of the stock of Duffy-Mott Company, Inc., which is also a corporation organized under the laws of the State of Delaware.

3. On December 29, 1982, the Board of Directors of the Corporation by unanimous written consent adopted the following resolutions to merge Duffy-Mott Company, Inc. into the Corporation:

> RESOLVED, that Duffy-Mott Company, Inc., a wholly-owned subsidiary of the Corporation, be merged into the Corporation, and that all of the estate, property, rights, privileges, powers and franchises of Duffy-Mott Company, Inc. be vested in and held and enjoyed by the Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by Duffy-Mott Company, Inc. in its name; and further
>
> RESOLVED, that the Corporation shall be the surviving corporation and shall assume all the obligations of Duffy-Mott Company, Inc.; and further

000003

State
of
DELAWARE
Office of SECRETARY OF STATE
I, Glenn C. Kenton, Secretary of State of the State of Delaware, do hereby certify that the attached is a true and correct copy of Certificate of Incorporation filed in this office on March 2, 1982.

/s/ Glenn C. Kenton
Glenn C. Kenton, Secretary of State

BY:	/s/ E. Curran
DATE:	March 2, 1982

Form 130

CERTIFICATE OF INCORPORATION
OF
CADBURY SCHWEPPES PRODUCTS, INC.
(a Delaware corporation)
          THE UNDERSIGNED, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly, Chapter 1, Title 8, of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “General Corporation Law of the State of Delaware”), hereby certifies that:
          FIRST: The name of the Corporation is CADBURY SCHWEPPES PRODUCTS, INC.
          SECOND: The location of the registered office of the Corporation in the State of Delaware is at 229 South State Street, City of Dover, County of Kent. The name of the registered agent of the Corporation in the State of Delaware at such address upon whom process against the Corporation may be served is The Prentice-Hall Corporation System, Inc.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.
          FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000). All shares are of one class and are shares of common stock of the par value of One Dollar ($1.00) per share.
          FIFTH: The name and mailing address of the incorporator are as follows:

Name	Mailing Address
Michael A.C. Clark	Cadbury Schweppes U.S.A. Inc.
1200 High Ridge Road
Stamford, Connecticut 06905
          SIXTH: The Board of Directors of the Corporation shall have the power to make, alter, and repeal the By-laws of the Corporation, subject to the reserved power of the stockholders to make, alter, and repeal By-Laws.
          Unless otherwise provided in the By-Laws of the Corporation, elections of directors need not be by written ballot.
          SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its

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stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

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          EIGHTH: Each person who at any time is, or shall have been a director or officer of the Corporation, and is threatened to be or is made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is, or was, a director or officer of the Corporation, or served at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall be indemnified against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit, or proceeding to the full extent authorized under subsections (a) through (e) of Section 145 of the General Corporation Law of the State of Delaware. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which such director, officer, employee or agent may be entitled, under any By-Law, agreement, vote of stockholders or disinterested directors, or otherwise.
          NINTH: Any and all right, title, interest, and claim in or to any dividends declared by the Corporation whether in cash, stock, or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six (6)

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years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends in the possession of the Corporation, its transfer agents, or other agents or depositaries, shall at such time become the absolute property of the Corporation, free and clear of any and all claims of any persons whatsoever.
          TENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by the Certificate of Incorporation are granted subject to the provisions of this Article TENTH.
          THE UNDERSIGNED, for the purposes of forming a Corporation under the laws of the State of Delaware, does hereby make and execute this Certificate and affirm and acknowledge, under the penalties of perjury, that this Certificate is my act and deed and that the facts herein stated are true, and have accordingly set my hand hereto this 26th day of February 1982.

/s/ Michael A.C. Clark
Michael A.C. Clark
Incorporator

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